UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022 (May 11, 2022)

MARIZYME, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2022, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Marizyme, Inc. (the “Company”), the Board resolved to increase the size of the Board from six to seven members and appoint Michael R. Stewart to the Board to fill the vacancy resulting from such increase, both effective as of June 1, 2022. Also upon the recommendation of the Nominating Committee, the Board appointed Mr. Stewart to the chairmanship of the Audit Committee of the Board, also effective June 1, 2022, and to satisfy the requirements of an “audit committee financial expert” under Item 407(d)(5) of Regulation S-K. The Company and Mr. Stewart have not entered into any arrangement regarding the payment of compensation for acting as a director of the Company.

Mr. Stewart, age 64, has served as the Chief Operating Officer and a director of CyDuct, LLC, a bioinformatics startup, since January 2018. Since May 2022, Mr. Stewart has also served as a director of The Lotus Group Inc., doing business as GlobalMed Technologies, a health technology company. Since November 2016, Mr. Stewart has also been a consultant for various clients. From June 2018 to April 2019, Mr. Stewart was a consultant and director of Gadsden Properties, Inc., formerly known as FC Global Realty Incorporated, a formerly-public real estate development company. From May 2017 to June 2018, Mr. Stewart was the Chief Executive Officer, Chief Financial Officer, the chairman of the Audit Committee and a member of the Compensation Committee and Governance Committee of Gadsden Properties. From December 2014 to October 2016, Mr. Stewart was the Chief Executive Officer, President and a director of Strata Skin Sciences, Inc. (Nasdaq: SSKN), a public medical devices company. From December 2002 to December 2014, Mr. Stewart was Executive Vice President and Chief Operating Officer of PhotoMedex, Inc., a formerly-public medical device company, now known as Gadsden Properties, Inc. From October 1999 to December 2002, Mr. Stewart was Chief Executive Officer and President and a director of Surgical Laser Technologies, Inc., a medical devices company. From October 1990 to December 1999, Mr. Stewart was Vice President and Chief Financial Officer of Surgical Laser Technologies. From July 1983 to October 1990, Mr. Stewart was a financial manager at Decision One Corporation, a computer products company. From July 1980 to July 1983, Mr. Stewart was an accountant at Texaco, Inc., now owned by Chevron Corporation (NYSE: CVX), a public energy company. Mr. Stewart earned a Bachelor of Science degree in Accounting and a Master of Business Administration in Finance from La Salle University. The Board believes that Mr. Stewart is qualified to serve as a member of the Board due to his many years of executive leadership at early-stage and public companies in the healthcare and medical devices industries and financial expertise.

Mr. Stewart’s term as a director of the Company will continue until his successor is duly elected and qualified, subject to his resignation or removal by holders of the outstanding shares of the Company. There are no arrangements or understandings between Mr. Stewart and any other persons pursuant to which he was selected as a director. There has been no transaction, nor is there any currently proposed transaction, between Mr. Stewart and the Company that would require disclosure under Item 404(a) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Marizyme, Inc. has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2022	MARIZYME, INC.

	By:	/s/ David Barthel
David Barthel
Chief Executive Officer

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